Exhibit 10.49
ASSIGNMENT AND ASSUMPTION OF
AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
(CALIFORNIA)
     This Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions (California) (this “Assignment”) is made and entered into effective as of August 9, 2010 (the “Effective Date” hereof), by and between TNP ACQUISITIONS, LLC. a Delaware limited liability company (“Assignor”); and TNP SRT SAN JACINTO, LLC, a Delaware limited liability company (“Assignee”)
R E C I T A L S:
     WHEREAS, Assignor and Quality Properties Asset Management Company, an Illinois corporation (“Seller”) entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions (California) dated July 9, 2010, as reinstated and amended by that certain Conditional Reinstatement and First Amendment to the Agreement of Purchase and Sale and Joint Escrow Instructions (California) dated August 4, 2010 (the “Purchase Agreement”) for the sale of certain real property more particularly described therein (collectively, the “Property”); and
     WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to take assignment of, Assignor’s rights pursuant to the Purchase Agreement.
     WHEREAS, Seller has been advised by Buyer that Assignee is under common control with Assignor, and pursuant to Paragraph 25.1 of the Purchase Agreement, Assignor has the right to make such an assignment without the consent of Seller. However, Seller agrees to acknowledge the assignment of the Purchase Agreement as set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to as follows:
     1. Recitals. The above “Recitals” are hereby incorporated into this Assignment as if fully set forth herein.
     2. Assignment. Assignor hereby assigns to Assignee, and Assignee assumes, all of Assignor’s right, title and interest in and to the Purchase Agreement. Assignee hereby agrees to assume and perform all of Assignor’s obligations arising under the Purchase Agreement from and after the Effective Date hereof, jointly and severally with Assignor. Assignee executes this Assignment below for the purpose of evidencing its acceptance of the foregoing assignment.
     3. Representations. Assignor hereby makes the representations and warranties set forth in Section 15 of the Purchase Agreement for the benefit of Seller.

     4. Counterparts: Signatures. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute this Assignment. Signatures transmitted by facsimile, e-mail or similar electronic means shall be deemed originals in all respects for purposes of this Assignment.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date first Written above.

ASSIGNOR:

TNP ACQUISITIONS, LLC, a Delaware limited liability company

By:	THOMPSON NATIONAL PROPERTIES, LLC, a Delaware limited liability company

Its:	Sole Member

	By:	/s/ Wendy Worcester

Name: Wendy Worcester
Title: Chief Admin Officer

ASSIGNEE:

TNP SRT SAN JACINTO, LLC,
a Delaware limited liability company

By:	TNP STRATEGIC RETAIL OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

Its:	Sole Member

	By:	TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

	Its:	General Partner

		By:	/s/ Christopher S. Cameron

Name: Christopher S. Cameron
Title: CFO, Secretory

     This Assignment is hereby acknowledged by Seller as of the date first written above, based on Buyer’s representation of the relationship between Assignor and Assignee.

SELLER: QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, An Illinois corporation
By:	/s/ Colin Bagwell
	Name:	Colin Bagwell
	Title:	Assistant Vice President

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